Exhibit 10.17.4

AMENDMENT TO
MACY’S, INC. 401(k) RETIREMENT INVESTMENT PLAN

The Macy’s, Inc. 401(k) Retirement Investment Plan (the “Plan”) is hereby amended, effective as of January 1, 2011 (and for the Plan’s plan years beginning on and after that date) and in order to ensure that the Plan complies with the Internal Revenue Code for a New Puerto Rico, as amended when the Plan affects Plan participants who reside in Puerto Rico and as required by the Internal Revenue Service, as follows.

1.        Section 17.15 of the Plan shall be deleted in its entirety and the remaining Subsections of Article 17 following Section 17.14 shall be renumbered accordingly.

2.        The Plan shall be amended by adding the attached Special Puerto Rico Rules Addendum to the end of the Plan to read as follows.

SPECIAL PUERTO RICO RULES ADDENDUM

        A1.1 Special Puerto Rico Rules. Subject to the following provisions of this Section A1.1 but notwithstanding any other provision of the Plan to the contrary, to the extent the Plan applies to Participants who are residents of Puerto Rico (for purposes of this Section A1.1, the “Puerto Rico Participants”), the Plan shall, for each Plan Year and limitation year (as defined in Subsection 7A.2.3 of the Plan above) beginning after December 31, 2010, comply with those portions of the Internal Revenue Code for a New Puerto Rico, as amended (the “Puerto Rico Code”) including but not limited to its Section 1081.01, or any act or statute which succeeds the same that must be met for the Plan’s net earnings and income to be exempt from tax under the Puerto Rico Code and be considered as qualified for all related purposes.

A1.1.1    The portions of the Puerto Rico Code that shall be satisfied by the Plan to the extent it affects Puerto Rico Participants shall include but not be limited to the following limits and rules (to the extent such limits or rules as set forth under the Puerto Rico Code are more restrictive than the analogous limits and rules imposed under the terms of the Plan, determined without regard to the provisions of this Section A1.1, or the Code):
(a)        the limit on the annual addition to a Participant’s Accounts for any limitation year as otherwise set forth in Article 7A of the Plan above as provided for in Section 1081.01(a)(11) of the Puerto Rico Code;

(b)        the limit on a Participant’s Compensation for any twelve consecutive month period as otherwise set forth in Subsection 2.1.6(e) of the Plan above as provided for in Section 1081.01(a)(12) of the Puerto Rico Code;

(c)        the limit on the amount of Pre-Tax Elective Savings Contributions that can be made by a Participant to the Plan for any calendar year as otherwise set forth in Subsection 5.1.3 of the Plan above as provided for in Section 1081.01(d)(7) of the Puerto Rico Code;

(d)        the amount of Pre-Tax Elective Savings Contributions that can be made as catch-up contributions by a Participant in any calendar year as otherwise set forth in Section 5.2 of the Plan above as provided for in Section 1081.01(d)(7) of the Puerto Rico Code;

(e)        the rules for determining when a Participant is considered a Highly Compensated Employee for any Plan Year as otherwise set forth in Subsection 2.1.13 of the Plan above as provided for in Section 1081.01(d)(3)(E)(iii) of the Puerto Rico Code;

(f)        the rules for applying average actual deferral percentage limits for any Plan Year (and their further correction) as otherwise set forth in Article 5A of the Plan above as provided for in Section 1081.01(d)(3) of the Puerto Rico Code;

(g)        the rules for Rollover Contributions as otherwise set forth in Section 5.6 of the Plan above as provided for in Section 1081.01(b)(2)(A) of the Puerto Rico Code;

(h)        the limit on the amount of After-Tax Savings Contributions that can be made by a Participant to the Plan for any calendar year as otherwise set forth in Section 5.1 of the Plan above as provided for in Section 1081.01(a)(15) of the Puerto Rico Code;

(i)        the rules related to hardship withdrawals (including the temporary suspension on Savings Contributions resulting from a hardship withdrawal) as otherwise set forth in Sections 8.2, 8.3, and 8.4 of the Plan above as provided for in Section 1081.01 (d)(2)(B)(vi) of the Puerto Rico Code;

(j)    for all non discrimination testing purposes, including but not limited to those required under Sections 1081.01(a)(3), 1081.01(a)(4) and 1081.01(d)(3) of the Puerto Rico Code, the term “employer” will be determined pursuant to the provisions of Section 1081.01(a)(14) of the Puerto Rico Code;

(k)        the loan program offered under the Plan, will comply with the provisions of Section 1081.01(b)(3)(E) of the Puerto Rico Code; and

(l)        the rules provided under Section 1081.01(b)(1)(B) of the Puerto Rico Code are herein adopted in the event that the Puerto Rico Participants are allowed to benefit from the 10% preferential tax rate on lump sum distributions.

A1.1.2    Notwithstanding any of the foregoing provisions of this of this Addendum, in no event shall any provision contained in the foregoing provisions of this Addendum be applied under the Plan in any situation if such application would cause the Plan not to be considered a plan and trust that complies with all of the requirements of Sections 401(a) and 501(a) of the Code.

3.    In all other respects, the Plan shall remain unchanged.

IN ORDER TO EFFECT THE FOREGOING PLAN REVISION, the sponsor of the Plan hereby signs this Plan amendment.

MACY’S, INC.

By:     /s/ William Tompkins

Title:     SVP, HR & Total Rewards

Date:      6/17/15

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